UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

GOLDEN GRAIN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1822 43rd St. SW Mason City, IA	50401
(Address of principal executive offices)	(Zip Code)

(641) 423-8525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2010, Pompano Beach Holdings, LLC removed its appointed director, Chris Schwarck. Pompano Beach Holdings, LLC has the right to appoint one director to sit on our board of directors due to provisions in our operating agreement which permit certain Class A unit holders owning one million or more of our Class A units to appoint one director to our board of directors.  On July 19, 2010, Pompano Beach Holdings, LLC appointed Ed Hatten to fill the board seat vacated by Chris Schwarck.  Ed Hatten will serve indefinitely as a director on our board of directors at the pleasure of Pompano Beach Holdings, LLC, so long as it continues to own one million or more of our Class A units.  At the time of this disclosure, Ed Hatten has not been appointed to any committees of our board of directors and is not expected to be appointed to any committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

July 21, 2010	/s/ Christine Marchand
Date	Christine Marchand, Chief Financial Officer